EXHIBIT 10.1


                          STOCKHOLDER VOTING AGREEMENT
                          ----------------------------


                  This Agreement, made to be effective the 29th day of November, 2002, by and between the stockholders named below executing this Agreement ("Stockholders") and Peoples Bancorp Inc., an Ohio corporation ("Acquiror");
                                                         W I T N E S S E T H:
                  WHEREAS, the Stockholders own or have the power to vote common shares of Kentucky Bancshares Incorporated, a Kentucky corporation (the "Company") (listed as follows and collectively referred to herein as the "Stockholders' Shares"):

Name of Stockholder                    Number of Stockholder Shares Owned
-------------------                    ----------------------------------
Bert Baker                                                  49
C. Ronald Christmas                                        336
Christopher K. Fannin                                    2,075
Gary R. Fannin                                           2,013
Mary O. Fannin                                              60
John McGinnis                                              434
Jeff Pennington                                              4
Bradley Todd Roy                                           198
E. Kendall Roy                                           1,921
Linda Roy                                                  232
Zachary Vann Roy                                           112
Thomas W. Wolf                                           1,739
The Savannah Corporation                                   527
Richard W. Spears                                          576
Harry M. Zachem                                            361

                  WHEREAS, the Company and Acquiror are concurrently with the execution of this Agreement entering into an Agreement and Plan of Merger (the "Merger Agreement");

                  WHEREAS, under the terms of the Merger Agreement, the Company will call a meeting of its stockholders for the purpose of voting upon the approval of the merger described in the Merger Agreement (the "Merger") (such meeting, together with any adjournments thereof, the "Stockholders' Meeting");

                  WHEREAS, it is the belief of the Stockholders that the Merger is in the best interests of the Stockholders and the Company; and

                  WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, the Stockholders are willing to make certain agreements with respect to the Stockholders' Shares.

                  NOW, THEREFORE, in consideration of the premises and to induce the Company and Acquiror to negotiate the Merger Agreement and to encourage the Company and Acquiror to enter into the Merger Agreement and complete the Merger, the parties hereto agree as follows:

       1. AGREEMENT TO VOTE. The Stockholders agree to vote the Stockholders' Shares (and any other Shares of the Company over which the Stockholders have voting power) as follows:

              (a) in favor of the adoption and approval of the Merger Agreement and the Merger at any Stockholders' Meeting. Any such vote shall be cast (or consent in writing given, if applicable) in accordance with procedures to assure that it is duly counted for purposes of establishing a quorum and to record the results;

              (b) against the approval of an Acquisition Proposal (as defined below) with any third party; and

              (c) against any other transaction which is inconsistent with the obligation of the Company to consummate the Merger in accordance with the Merger Agreement.


       2. LIMITATION ON VOTING POWER. The parties hereto acknowledge and agree that nothing contained herein is intended to restrict any Stockholder from voting on any matter, or otherwise from acting, in the Stockholder's capacity as a director of the Company with respect to any matter, including but not limited to, the management or operation of the Company.

       3.     TERMINATION. This Agreement shall terminate on the earlier of:

              (a)    by mutual consent of Acquiror and the Stockholders;

              (b) the date on which the Merger Agreement is terminated in accordance with its terms, or

              (c) the date on which the Merger is consummated. Upon any such termination, the obligations of each party to this Agreement shall be extinguished.

       4. REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF THE STOCKHOLDERS. The Stockholders hereby covenant, represent and warrant to the Acquiror that:

              (a) Stockholders have the capacity and all necessary power and authority to vote the Stockholders' Shares;

              (b) this Agreement constitutes a legal, valid and binding obligation of the Stockholders, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting enforcement of creditors' rights generally;

              (c) this Agreement has been duly authorized, executed and delivered by the Stockholders or by the persons executing this Agreement on behalf of the Stockholders;

              (d) this Agreement will not violate, conflict with, require a consent, waiver or approval under, or result in a breach or default under any of the terms of any contract or obligation, order, writ, injunction, decree or statute, law, rule or regulation to which any Stockholder is a party, which is applicable to a Stockholder or the Stockholder's Shares, or by which a Stockholder is bound;

              (e) the Stockholders further agree that, during the term of this Agreement, the Stockholders will not, without the prior written consent of Acquiror, sell, pledge, transfer or otherwise voluntarily dispose of any of the Stockholders' Shares held by the Stockholders, grant any proxy with respect to the Stockholders' Shares or take any other voluntary action which would have the effect of removing the Stockholders' power to vote the Stockholders' Shares or which would be inconsistent with this Agreement; and

              (f) this Agreement shall apply to all additional shares of capital stock of the Company acquired by the Stockholders on or after the date of this Agreement.

       5. AFFILIATE'S AGREEMENT. If any of the Stockholders is determined by the Company to be an affiliate of the Company, such Stockholder shall sign an agreement regarding transfers of shares in the form prescribed under the Merger Agreement for affiliates of the Company.

       6. SPECIFIC PERFORMANCE. The Stockholders hereby acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the Stockholders shall be specifically enforceable and that Acquiror shall be entitled to injunctive or other equitable relief upon such a breach by the Stockholders. The Stockholders further agree to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that Acquiror may have against Stockholders for any failure to perform the Stockholders' obligations under this Agreement.

       7. GOVERNING LAW. This Agreement shall be enforceable under and construed in accordance with the laws of the State of Ohio.

       8. DEFINITION. For purposes of this Agreement, an Acquisition Proposal means the acquisition or purchase of all or a material amount of the assets of the Company or its subsidiaries, or any securities of the Company or its subsidiaries, or any merger, tender offer, consolidation or business combination involving the Company or its subsidiaries.

                  IN WITNESS WHEREOF, the Stockholders have executed this Agreement and Acquiror has caused this Agreement to be executed to be effective as of the date set forth in the first paragraph above.

ACQUIROR                        STOCKHOLDERS

Peoples Bancorp Inc.               /s/ BERT BAKER
                                       -----------------------------
                                       Bert Baker


By:  /s/ ROBERT E. EVANS           /s/ C. RONALD CHRISTMAS
         -------------------           -----------------------------
         Robert E. Evans               C. Ronald Christmas
   Its:  President & CEO

                                   /s/ CHRISTOPHER K. FANNIN
                                       -----------------------------
                                       Christopher K. Fannin


                                   /s/ GARY R. FANNIN
                                       -----------------------------
                                       Gary R. Fannin


                                  /s/  JOHN MCGINNIS
                                       -----------------------------
                                       John McGinnis


                                  /s/ JEFF PENNINGTON
                                      ------------------------------
                                      Jeff Pennington


                                  /s/ E. KENDALL ROY
                                      ------------------------------
                                      E. Kendall Roy


                                 /s/  THOMAS W. WOLF
                                      -------------------------------
                                      Thomas W. Wolf


                                 /s/  HARRY M. ZACHEM
                                      -------------------------------
                                      Harry M. Zachem


                                 /s/  RICHARD W. SPEARS
                                      -------------------------------
                                      Richard W. Spears


                                 /s/  BRADLEY TODD ROY
                                      -------------------------------
                                      Bradley Todd Roy


                                 /s/  LINDA ROY
                                      -------------------------------
                                      Linda Roy


                                 /s/  ZACHARY VANN ROY
                                      -------------------------------
                                      Zachary Vann Roy


                                 /s/  MARY OPAL FANNIN
                                      -------------------------------
                                      Mary Opal Fannin


                                 /s/  THOMAS WOLF
                                      -------------------------------
                                      Thomas Wolf, President
                                      The Savannah Corporation